GRACE NEWS

CONTACT: Chuck Suits or Mary Lou Kromer  561/362-2600 or
                                         800/GRACE99

                     GRACE REPORTS THIRD QUARTER RESULTS

                 QUARTER INCLUDES $2.5 BILLION ESTIMATED GAIN
                 FROM HEALTH CARE COMBINATION WITH FRESENIUS

            PRETAX OPERATING EARNINGS UP 12 PERCENT FOR NEW GRACE

   BOCA RATON, Fla., Oct. 29, 1996 --W.R. Grace & Co. (NYSE: GRA) today reported third quarter operating earnings, before interest and taxes, of $108 million, an increase of 12 percent over the year-ago quarter (excluding special items in 1995). The increase was a result of the improved cost structure and strong performance from Grace's catalysts, silicas and construction products businesses.

   The packaging and specialty chemicals company reported net earnings from continuing operations of $.61 per share, compared to $.20 (after $.34 of special charges) in the prior year's third quarter. Revenues increased to $821 million, a 1.4 percent increase (excluding 1995 revenues of $136 million, primarily related to the divested Dearborn water treatment business).

   Including special and one-time items in both periods, net earnings were $2.52 billion, or $27.66 per share, compared to $21.7 million, or $.22 per share in the year-ago quarter.

                                    (more)





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                                     -2-

   Results for the 1996 quarter included approximately $2.5 billion of income from discontinued operations, which includes an estimated gain resulting from the September spin-off of the packaging and specialty chemicals businesses and the combination of Grace's National Medical Care subsidiary with the worldwide dialysis business of Fresenius AG to form a new company called Fresenius Medical Care AG.

   Grace chairman, president and chief executive officer Albert J. Costello said, "We continue to be optimistic about the future of the new Grace and the progress we are making toward our goal of becoming a top quartile performer among packaging and specialty chemicals companies. We are encouraged by our margin improvement of three percentage points compared to the year-ago quarter, as well as our continuing sales levels --especially in the face of adverse market conditions and in comparison to the exceptionally strong growth we experienced in 1995."

   As a result of the company's share repurchase program, average common shares outstanding in the third quarter declined six percent versus the year-ago quarter. The favorable impact on per share results from repurchasing shares was largely offset by a higher effective tax rate in the current quarter.

   The company has bought more than 6 million shares since October 1 under a second program to repurchase up to 20 percent of the 89 million shares outstanding following the spin-off.

                                    (more)





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                                     -3-

   Packaging earnings declined two percent on essentially flat revenues, compared to exceptionally strong results in the year-ago quarter. Sales and earnings continued to be impacted by lower pork production in North America and by lower volumes of fresh red meat in Europe and Japan, as well as by competitive pressures in North America and Asia Pacific for display films used to package consumer goods.

   During the quarter, Grace completed the acquisition of Cypress Packaging, Inc., which positioned Grace Packaging as the leading supplier of pre-cut produce packaging in North America --one of several key growth drivers for the future.

   Earnings from the catalysts and silicas business rose 12 percent on strong performance from silicas and polyolefin and hydroprocessing catalysts worldwide. Earnings from fluid cracking catalysts were depressed due to continuing weakness in the North American market and competitive pricing pressures.

   Results for construction products were up sharply, resulting from revenue gains in all regions, as well as lower operating and overhead costs.

   Grace is a leading global supplier of packaging and specialty chemicals, with annual sales of approximately $3.3 billion. The company operates in more than 100 countries.

                               W.R. GRACE & CO.
                   CONSOLIDATED STATEMENT OF OPERATIONS (a)
                     FOR QUARTER ENDED SEPTEMBER 30, 1996
                     ------------------------------------
                        ($ MILLIONS EXCEPT PER SHARE)

                                                THIRD QUARTER            YEAR-TO-DATE
                                               1996        1995        1996        1995
Sales                                        $  821.3     $946.4     $2,656.2    $2,732.1
Other income                                      8.2        4.5         26.1        13.3
 Total                                       $  829.5     $950.9     $2,682.3    $2,745.4

Cost of goods sold and operating expenses    $  503.9     $565.4     $1,607.7    $1,617.6
Selling, general and administrative
 expenses                                       150.5      225.3 (d)    556.2       693.5 (d)
Depreciation and amortization                    43.4       45.8        135.3       124.2
Interest expense and related financing
 costs                                           18.2       17.8         54.9        52.3
Research and development expenses                22.5       27.2         80.3        92.2
(Gain) on sale of businesses (b)                   --         --       (326.4)         --
Provision for restructuring                        --       44.3         53.7        44.3
 Total                                       $  738.5     $925.8     $2,161.7    $2,624.1

Income before income taxes                   $   91.0     $ 25.1     $  520.6    $  121.3

Prov. for income taxes                           35.5        5.3        190.4        33.6

Income from continuing operations            $   55.5     $ 19.8     $  330.2    $   87.7
Income from discontinued operations (c)       2,464.4        1.9      2,587.2        60.2
 Net income                                  $2,519.9     $ 21.7     $2,917.4    $  147.9

Earnings per share
------------------
 Continuing operations                       $    .61     $  .20     $   3.46    $    .92
 Discontinued operations (c)                    27.05        .02        27.18         .63
 Net income                                  $  27.66     $  .22     $  30.64    $   1.55

Average number of shares (millions)              91.1       96.7         95.2        95.3

(a) 1995 results have been restated to reflect the classification of the health care segment as a discontinued operation in the second quarter of 1995.

(b) Includes divestment of Grace Dearborn and Biopesticides.

(c) 1996 includes estimated gain on spin of National Medical Care.

(d) Includes a pretax charge of $10.0 million ($6.1 after-tax) in the third quarter and $30.0 million ($18.6 after-tax) year-to-date for matters relating to corporate governance.

                              W. R. GRACE & CO.
                              OPERATING RESULTS
                          QUARTER ENDED SEPTEMBER 30
                          --------------------------
                        ($ MILLIONS EXCEPT PER SHARE)

                                                                                         PERCENT
                                                                    1996        1995     CHANGE
Sales - Specialty Chemicals                                       $  821.3     $946.4     (13.2)%

Operating Income - Specialty Chemicals                            $  108.2     $ 96.7      11.9

Other Expenses/(Income):
 Interest/Financing (a)                                           $   18.2     $ 17.8       2.2
 Other                                                                (1.0)      (0.5)   (100.0)
 Total Other Expenses                                             $   17.2     $ 17.3      (0.6)

Pretax Operating Earnings before Special Items                    $   91.0     $ 79.4      14.6

Provision for Income Taxes                                            35.5       26.4      34.5

Operating Income before Special Items                             $   55.5     $ 53.0       4.7

Special Items - after-tax - Chemicals/Corporate:
-----------------------------------------------
 Provision for Restructuring                                             -      (27.1)    100.0
 Provision for Corporate Governance                                      -       (6.1)    100.0

Income from Continuing Operations                                 $   55.5     $ 19.8     180.3

Income from Discontinued Operations                                2,464.4 (b)    1.9        ND

Net Income                                                        $2,519.9     $ 21.7        ND

Earnings Per Share
------------------
 From Continuing Operations                                       $    .61     $  .20     205.0 %
 From Discontinued Operations                                        27.05 (b)    .02        ND
 Net Income                                                       $  27.66     $  .22        ND

Earnings Per Share - Operating Earnings (before special items)
--------------------------------------------------------------
 From Operations - Specialty Chemicals                            $    .61     $  .54      13.0%

Average Number of Shares (Millions)                                   91.1       96.7

(a) After an allocation of interest/financing expenses to discontinued operations.

(b) Includes estimated gain on NMC spin.

                              W. R. GRACE & CO.
                              OPERATING RESULTS
                        NINE MONTHS ENDED SEPTEMBER 30
                        ------------------------------
                        ($ MILLIONS EXCEPT PER SHARE)

                                                                                           PERCENT
                                                                    1996         1995      CHANGE
Sales - Specialty Chemicals                                        $2,656.2     $2,732.1      (2.8)%

Operating Income - Specialty Chemicals                             $  294.2     $  250.4      17.5

Other Expenses/(Income):
 Interest/Financing (a)                                           $   54.9     $   52.3       5.0
 Other                                                                (8.5)         2.5        ND
 Total Other Expenses                                             $   46.4     $   54.8     (15.3)

Pretax Operating Earnings before Special Items                    $  247.8     $  195.6      26.7

Provision for Income Taxes                                            95.3         62.2      53.2

Operating Income before Special Items                             $  152.5     $  133.4      14.3

Special Items - after-tax - Chemicals/Corporate:
-------------------------------------------------
 Provision for Corporate Governance                                      -        (18.6)    100.0
 Gain on Sale of Dearborn/Biopesticides                              210.1            -        ND
 Provision for Restructuring                                         (32.4)       (27.1)    (19.2)

Income from Continuing Operations                                 $  330.2     $   87.7        ND

Income from Discontinued Operations                                2,507.8 (b)     60.2        ND

Gain on Sale of Agracetus (after-tax)                                 79.4            -        ND

Net Income                                                        $2,917.4     $  147.9        ND

Earnings Per Share
------------------
 From Continuing Operations                                       $   3.46     $    .92        ND
 From Discontinued Operations                                        27.18 (b)      .63        ND
 Net Income                                                       $  30.64     $   1.55        ND

Earnings Per Share - Operating Earnings (before special items)
-------------------------------------------------------------
 From Operations - Specialty Chemicals                            $   1.60     $   1.40      14.3 %

Average Number of Shares (Millions)                                   95.2         95.3

(a) After an allocation of interest/financing expenses to discontinued operations.

(b) Includes estimated gain on NMC spin.

                              W. R. GRACE & CO.
                    SPECIALTY CHEMICALS SUPPLEMENTAL DATA
              1996 SALES AND PERCENT CHANGE VERSUS PRIOR PERIOD
              -------------------------------------------------
                            (DOLLARS IN MILLIONS)

QUARTER ENDED SEPTEMBER 30
--------------------------

                                             AMOUNT OF INC/(DEC) DUE TO:
                             SALES                     PRICE/
                        1996        1995      VOL.      MIX      TOTAL
Packaging             $  435.6    $  437.2     2.4%     (2.8)%    (0.4)%
Container                 70.6        72.5     3.1      (5.7)     (2.6)
 Total Packaging      $  506.2    $  509.7     2.5      (3.2)     (0.7)

Catalysts/Silicas        177.6       176.7     5.4      (4.9)      0.5
Construction/Other       137.5       123.6    10.7       0.5      11.2
                      $  821.3    $  810.0     4.4%     (3.0)%     1.4 %

NINE MONTHS ENDED SEPTEMBER 30
------------------------------
                                            AMOUNT OF INC/(DEC) DUE TO:
                             SALES                     PRICE/
                        1996        1995      VOL.      MIX      TOTAL
Packaging             $1,267.0    $1,251.5     3.1%     (1.9)%     1.2 %
Container                207.5       215.4    (0.5)     (3.2)     (3.7)
 Total Packaging      $1,474.5    $1,466.9     2.6      (2.1)      0.5

Catalysts/Silicas        553.6       519.6     6.7      (0.2)      6.5
Construction/Other       373.2       357.9     3.9       0.4       4.3

                      $2,401.3    $2,344.4     3.7%     (1.3)%     2.4 %

                              W. R. GRACE & CO.
                             SPECIALTY CHEMICALS
                               GEOGRAPHIC DATA
                              -----------------
                            (DOLLARS IN MILLIONS)

                                                   PRETAX
                                                  EARNINGS
                                                   BEFORE
                                               INTEREST, TAX,
                                                    AND
                                                  SPECIAL
QUARTER ENDED SEPTEMBER 30         SALES          CHARGES
----------------------------  --------------  --------------
                                1996    1995    1996    1995
                              ------  ------  ------  ------
Specialty Chemicals
-------------------
 North America ..............   $414    $473    $ 56    $54
 Europe .....................    246     296      30     27
 Latin America ..............     48      65       7      2
 Asia Pacific ...............    113     112      15     14
                              ------  ------  ------  ------
  Total Specialty Chemicals     $821    $946    $108    $97
                              ======  ======  ======  ======

                                                       PRETAX
                                                      EARNINGS
                                                       BEFORE
                                                   INTEREST, TAX,
                                                        AND
                                                      SPECIAL
  NINE MONTHS ENDED                  SALES            CHARGES
---------------------         ------------------  --------------
    SEPTEMBER 30                1996      1995     1996    1995
   ---------------            --------  --------  ------  ------
Specialty Chemicals
-------------------
 North America ..............   $1,300    $1,362    $148    $123
 Europe .....................      830       856      78      70
 Latin America ..............      180       187      22      10
 Asia Pacific ...............      346       327      46      47
                              --------  --------  ------  ------
  Total Specialty Chemicals     $2,656    $2,732    $294    $250
                              ========  ========  ======  ======